Exhibit 32.1

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
              SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of DoMark International, Inc. (the "Company") on Form 10-Q for the period ending November 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Thomas Kidd, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                           DoMark International, Inc.
                                                  Registrant

Date: January 20, 2009                     By: /s/ R. Thomas Kidd
                                               ---------------------------------
                                               R. Thomas Kidd
                                               Chairman, Chief Executive Officer
                                               (Principle Executive Officer,
                                               Principle Financial Officer)